UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2005

iPass Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50327 (Commission File Number)	93-1214598 (IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California 94065
(Address of principal executive offices) (Zip Code)

(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On February 11, 2005, the Compensation Committee of the Board of Directors of iPass Inc. adopted the iPass Inc. Management Bonus Structure 2005 Plan (the “Plan”). The terms of the Plan set forth the target bonus payments to each of iPass’ executive officers. A copy of the Plan is filed as Exhibit 10.19, the terms of which are incorporated by reference here. Actual target bonus payments will depend on the achievement of quantitative or qualitative performance related-factors, or factors or criteria involving confidential commercial or business information, set forth in the Plan, the disclosure of which would have an adverse effect on iPass Inc. Consequently, these specific factors and criteria have not been provided consistent with the treatment of similar information under Instruction 2 to Item 402(k) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
10.19	iPass Inc. Management Bonus Structure 2005 Plan*

* Quantitative or qualitative performance related-factors, or factors or criteria involving confidential commercial or business information, the disclosure of which would have an adverse effect on iPass Inc., have not been provided consistent with the treatment of similar information under Instruction 2 to Item 402(k) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.
By:	/s/ Bruce K. Posey
	Name:	Bruce K. Posey
	Title:	Vice President, General Counsel and Secretary

Dated: February 16, 2005

EXHIBIT INDEX

Exhibit
Number	Description
10.19	iPass Inc. Management Bonus Structure 2005 Plan*

* Quantitative or qualitative performance related-factors, or factors or criteria involving confidential commercial or business information, the disclosure of which would have an adverse effect on iPass Inc., have not been provided consistent with the treatment of similar information under Instruction 2 to Item 402(k) of Regulation S-K.